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                                                                    EXHIBIT 23.6

                           [LETTERHEAD GOLDMAN SACHS]

October 28, 1997

Board of Directors
3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95952-8145

Re:  Registration Statement on Form S-4 of
    3Com Corporation as filed on October 28, 1997

Gentlemen:

    Reference is made to our opinion letter dated May 8, 1997 with respect to the fairness to 3Com Corporation (the "Company") of the exchange ratio of 1.75 shares of common stock, par value $.01 per share, of the Company to be exchanged by the Company for each share of common stock, par value $.001 per share, of U.S. Robotics Corporation ("U.S. Robotics") in a merger (the "Merger") pursuant to the Agreement and Plan of Merger dated as of February 28, 1997 by and among the Company, TR Acquisitions Corporation, a wholly owned subsidiary of the Company, and U.S. Robotics.

    The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to incorporate by reference into the above-referenced Registration Statement, the Registration Statement on Form S-4 of the Company dated May 8, 1997 (File No. 333-23465) (the "May Registration Statement") which May Registration Statement included our opinion. Accordingly, the Company has requested our consent to such incorporation by reference of our opinion.

    Our opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to us as of, the date of our opinion. It is understood that we do not have any obligation to, and for purposes of this consent have not, updated, reviewed or reaffirmed this opinion. On such basis, we hereby consent to the incorporation by reference in the Registration Statement of the references to the opinion of our Firm and to the inclusion of the foregoing opinion in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO
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Goldman, Sachs & Co